Exhibit 99.2

LETTER OF GRANT

January 27, 2005

Mr. Daniel R. O’Bryant

Executive Vice President and Chief Financial Officer

Avery Dennison Corporation

150 North Orange Grove Boulevard

Pasadena, California 91103

Dear Mr. O’Bryant:

Avery Dennison Corporation (“Company”) adopted the amended and restated Avery Dennison Corporation Supplemental Executive Retirement Plan (“Plan”) effective as of April 22, 2004, a copy of which is enclosed. This letter is written to advise you that the Compensation and Executive Personnel Committee of the Board of Directors of the Company has designated you as a Participant under the Plan.

As an inducement for you to remain in the service of the Company, and to provide you with additional incentive to further the growth, development and financial success of the Company, the Company hereby agrees to provide you with a Benefit which, subject to the terms of the Plan and those set forth below, shall be the Actuarial Equivalent of an annual payment of a straight life annuity with payments commencing as described below and each payment equal to the excess of fifty-two and one-half percent (52.5%) of your Average Compensation over the total of the offsets numbered (1), (2), (3) and (4) below.

The amount of the offsets described below will be calculated as of the date of your Retirement or other termination of employment with the Company; provided, however, that the amount of offset (4) shall not be calculated or take effect before August 14, 2022, or such earlier date, if any, upon which you commence receiving benefit payments under the Social Security Act. The offsets are as follows:

(1)	The annual payment under a straight life annuity which is the Actuarial Equivalent of the benefit payable to or with respect to you under The Retirement Plan for Employees of Avery Dennison Corporation, as amended (“Retirement Plan”), the Benefit Restoration Plan (“BRP”) or any other defined benefit plan or arrangement created by the Company which provides benefits in lieu thereof or in addition thereto, including any payments under the Retirement Plan which are due to transfers from the Stock Holding and Retirement Enhancement Plan of Avery Dennison Corporation (“SHARE Plan”);

(2)	The annual payment under a straight life annuity which is the Actuarial Equivalent of the total of your “Company Contributions Account” and your “Prior Account” under the Avery Dennison Employee Savings Plan (“Saving Plan”), the Avery Dennison Corporation Executive Variable Deferred Compensation Plan (“EVDCP”), the Avery Dennison Corporation Executive Variable Deferred Retirement Plan (“EVDRP”), and any other deferred compensation plan or defined contribution plan in which you participate and only to the extent that annual Company contributions are made on your behalf;

(3)	The annual payment under a straight life annuity which is the Actuarial Equivalent of the total value distributed to you in cash from your “Cash Account” or in shares of “Company Stock” from your “Stock Account” under the SHARE Plan, other than amounts transferred to the Retirement Plan which are offset under (1) above; and

(4)	Twelve (12) times your monthly Primary Social Security Benefit.

You may elect to receive your Benefit in any form allowed by the Plan and the provisions set forth below at any time not more than one hundred twenty months (120) before August 14, 2022, when you will attain age 65. The time when Benefit payments hereunder shall commence and the conditions of your entitlement to the Benefit are described below:

Retirement. In the event of your Retirement at or after age 55, payment of your Benefit will commence on your Retirement Date. If payment of your Benefit commences before you attain age 65, your Benefit will be actuarially reduced for early commencement in the same manner as provided in the Retirement Plan except that a 10% actuarial reduction to the gross benefit (before offsets) will apply to retirement commencing between the ages 62 to 65.

Cause. In the event your employment with the Company is terminated for Cause before you attain age 65, no Benefit shall be payable hereunder or under the Plan.

Voluntary Resignation. In the event your employment with the Company is terminated by voluntary resignation (other than for Good Reason) before you attain age 55, no Benefit shall be payable hereunder or under the Plan. If you terminate employment for Good Reason pursuant to your Employment Agreement with the Company dated January 2, 2001, as amended from time to time (the “Employment Agreement”), payment of your Benefit shall commence at the time of such termination, but no earlier than August 14, 2012. If payment of your Benefit commences before you attain age 65, your Benefit will be actuarially reduced for early commencement in the same manner as provided in the Retirement Plan except that a 10% actuarial reduction to the gross benefit (before offsets) will apply to retirement commencing between the ages 62 to 65.

Disability. In the event your employment with the Company is terminated because of your Disability, payment of your Benefit will commence on August 14, 2022, provided that you are then living.

Death. In the event your employment with the Company is terminated by your death, payment of your Benefit will be made only to the spouse to whom you were married on the date of your death, and will commence on the first of the month after your death, provided that such spouse is then living. The payments to her shall be the Actuarial Equivalent of the payments which would have been made to her hereunder had you selected the 50% joint and survivor form of annuity and retired on the date of your death. No Benefit shall be payable hereunder or under the Plan if you die before age 65 while unmarried.

Other. In the event your employment with the Company is terminated for any reason other than death, Disability, Cause, voluntary resignation by you (other than for Good Reason) before age 65, or Retirement at or after age 65, payment of your Benefit will commence at the time of such termination, but no earlier than August 14, 2012. If payment of your Benefit commences before you attain age 65, your Benefit will be actuarially reduced for early commencement in the same manner as provided in the Retirement Plan, except that a 10% reduction to the gross benefit (before offsets) will apply for retirement commencing between the ages 62 to 65.

For purposes of determining your rights hereunder and under the Plan, the terms Cause, Good Reason and Disability shall have the meanings set forth in the Employment Agreement, and the terms Actuarial Equivalent, Average Compensation, Primary Social Security Benefit, Retirement and Retirement Date shall have the meanings set forth in Appendix A hereto.

Neither future amendments nor termination of the Plan will adversely affect the Benefit to be provided hereunder or under the Plan without your prior written consent. The rights provided hereunder and under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution.

Please acknowledge your receipt and acceptance of this Letter of Grant, and your agreement to be bound by all of the terms hereof and of the Plan, by countersigning and dating the enclosed copy of this letter in the space provided below and returning the same to me.

Very truly yours,

AVERY DENNISON CORPORATION

By:	/s/ Philip M. Neal
Philip M. Neal
Chairman and Chief Executive Officer

I hereby acknowledge having received, read and understood this Letter of Grant and the Plan, and agree to be bound by the terms hereof and of the Plan.

/s/ Daniel R. O’Bryant
Daniel R. O’Bryant

APPENDIX A

As used in the Letter of Grant to which this Appendix is attached, and herein, the following terms shall have the meanings specified:

1.	“Actuarial Equivalent” shall mean the equivalent of a given amount (or series of amounts) payable in another manner or by another means in accordance with actuarial principles, methods and assumptions as approved for this purpose by the Compensation Committee of the Board of Directors of the Company and which shall include the following:

(a)	Mortality - 1983 Group Annuity Mortality Table; and

(b)	Interest - Eight and one-half percent (8 1/2%).

2.	“Average Compensation” shall mean the annual average of (a) and (b) below:

(a)	Your salary for the three highest twelve month periods out of your last sixty months of employment with the Company; plus

(b)	Your three highest earned annual bonuses during your last sixty months of employment with the Company.

For this purpose your salary and bonus shall include any such compensation that is deferred by you under any Company deferred compensation plan or arrangement.

3.	“Primary Social Security Benefit” shall mean the monthly payments you are entitled to receive commencing on your Retirement Date (or such earlier date, if any upon which you commence receiving benefits under the Social Security Act), determined under the federal Social Security Act as in effect on the January 1 coincident with or next preceding the termination of your employment with the Company (irrespective of subsequent amendments of the Act, including retroactive amendments, and irrespective of whether or not you actually apply for and receive all or any part of such amount for any month) by assuming in the case of termination of your employment with the Company prior to your Retirement Date that you will have no further employment and no further earnings.

4.	“Retirement” shall mean the termination of your employment with the Company on your Retirement Date.

5.	“Retirement Date” shall mean the first day of any month coincident with the date you shall elect for Retirement.

6.	“Retirement Plan” shall mean the Retirement Plan for Employees of Avery Dennison Corporation or the Associate Retirement Plan for Employees of Avery Dennison Corporation.

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